Registration No. 333-93759

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                               CELGENE CORPORATION
             (Exact name of Registrant as specified in its charter)
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         DELAWARE                     2834                  22-2711928
     (State or other           (Primary Standard         (I.R.S. Employer
     jurisdiction of       Industrial Classification     Identification No.)
     incorporation or            Code Number)
     organization)

                  7 POWDER HORN DRIVE, WARREN, NEW JERSEY 07059
                                 (732) 271-1001
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
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                                 JOHN W. JACKSON
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               CELGENE CORPORATION
                  7 POWDER HORN DRIVE, WARREN, NEW JERSEY 07059
                                 (732) 271-1001
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
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                          COPIES OF COMMUNICATIONS TO:
                             Robert A. Cantone, Esq.
                               Proskauer Rose LLP
                  1585 Broadway, New York, New York 10036-8299
                                 (212) 969-3000
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     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|





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                                EXPLANATORY NOTE

Celgene Corporation (the "Registrant") has filed a Registration Statement on Form S-3 (Registration No. 333-93759) which originally registered 1,707,850 shares of common stock, par value $.01 per share ("Common Stock"), of the Registrant for sale by the selling stockholders named therein. Registation No. 333-93759 became effective on January 14, 2000. In addition, the Registrant has filed another Registration Statement on Form S-3 (Registration No. 333-94915),which registered 3,000,000 shares of Common Stock, of which 516,000 shares had originally been registered pursuant to Registration No. 333-93759. Therefore, the Registrant is filing this post-effective amendment to Registration No. 333-93759 to deregister such 516,000 shares.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Warren, State of New Jersey on May 24, 2000.

                                              CELGENE CORPORATION


                                              By:  /s/ John W. Jackson
                                                   -----------------------------
                                                    John W. Jackson
                                                    Chairman of the Board
                                                    and Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities indicated:



SIGNATURE                        TITLE                           DATE
---------                        -----                           ----

/s/ John W. Jackson              Chairman of the Board and       May 24, 2000
-------------------              Chief Executive Officer
John W. Jackson                  (Principal Executive
                                 Officer)
            *
-------------------              President, Chief Operating      May 24, 2000
Sol J. Barer, Ph.D.              Officer and Director

/s/ Robert J. Hugin              Chief Financial Officer         May 24, 2000
-------------------              (Principal Accounting and
Robert J. Hugin                  Financial Officer)
            *
---------------------------      Director                        May 24, 2000
Jack L. Bowman




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            *
---------------------------      Director                        May 24, 2000
Frank T. Cary
            *
---------------------------      Director                        May 24, 2000
Gilla Kaplan, Ph.D.
            *
---------------------------      Director                        May 24, 2000
Arthur Hull Hayes, Jr., M.D
            *
---------------------------      Director                        May 24, 2000
Richard C.E. Morgan
            *
---------------------------      Director                        May 24, 2000
Walter L. Robb, Ph.D.
            *
---------------------------      Director                        May 24, 2000
Lee J. Schroeder

*  Executed by attorney-in-fact.




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